CONSENT OF COUNSEL


We consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.



                                       /s/BLAZZARD, GRODD & HASENAUER, P.C.
                                       Blazzard, Grodd & Hasenauer, P.C.


April 27, 2001